===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              CNB HOLDINGS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 June 20, 2001

                               ----------------


To the Shareholders of CNB Holdings, Inc.:

     The Annual Meeting of Shareholders (the "Annual Meeting") of CNB Holdings, Inc. (the "Company") will be held on Wednesday, June 20, 2001 at 10:00 a.m., local time, at the Country Club of Roswell, 2500 Club Springs Drive, Roswell, Georgia for the following purposes:

     1. To elect four directors to hold office until the Company's 2004 Annual Meeting of Shareholders; and

     2. To transact such other business as may properly come before the Company's Annual Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on May 25, 2001 will be entitled to notice of and to vote at the Company's Annual Meeting or any adjournments or postponements thereof. The stock transfer books will not be closed.

                              By Order of the Board of Directors,

                              /s/  H.N. Padget, Jr.
                              ------------------------------------
                              H.N. Padget, Jr.
                              President and Chief Executive Officer

Alpharetta, Georgia
May 29, 2001


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL TO THE COMPANY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE COMPANY'S ANNUAL MEETING.

                               CNB HOLDINGS, INC.
                      7855 NORTH POINT PARKWAY, SUITE 200
                           ALPHARETTA, GEORGIA 30022

                                  ----------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 June 20, 2001

                                  ----------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CNB Holdings, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, June 20, 2001 at 10:00 a.m., local time, at the Country Club of Roswell, 2500 Club Springs Drive, Roswell, Georgia. The Company operates through its banking subsidiary, Chattahoochee National Bank (the "Bank").

     The enclosed proxy card is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by any one of the following three actions: (i) giving written notice to the Secretary of the Company, (ii) delivering a later dated proxy, or (iii) by voting in person at the Annual Meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before their exercise, will be voted in accordance with the directions given in the proxy. When voting regarding the election of directors to serve until the Company's 2004 Annual Meeting of Shareholders, shareholders may vote in favor of all nominees or withhold their votes as to specific nominees. Shareholders should specify their choices on the enclosed proxy card. If no instructions are given, proxies which are signed and returned will be voted FOR the election of each director nominee named, and in accordance with the discretion of the persons named on the enclosed proxy card with respect to any other matters properly presented for action at the Annual Meeting.

     A quorum for the transaction of business at the Annual Meeting consists of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the Annual Meeting being present in person or represented by proxy.

     Each share of Company common stock is entitled to one vote on each matter to come before the Annual Meeting. The proposal to elect four directors to hold office until the Company's 2004 Annual Meeting of Shareholders requires the affirmative vote of a plurality of the votes cast by the holders of Company common stock present in person or represented by proxy at the Annual Meeting. Therefore, abstentions and broker non-votes will not be taken into account with respect to the election of directors..

     The mailing address of the principal executive office of the Company is 7855 North Point Parkway, Suite 200, Alpharetta, Georgia 30022. This Proxy Statement and the enclosed proxy card are first being mailed or given to the Company's shareholders on or about May 29, 2001.

     Only shareholders of record at the close of business on May 25, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On May 25, 2001, the Company's common stock was held of record by 37 shareholders and 1,059,259 shares of Company common stock were outstanding.

     In addition to this solicitation by mail, officers and regular employees of the Company or its subsidiary, Chattahoochee National Bank (the "Bank"), without additional compensation, may solicit proxies in favor of the proposals contained herein if deemed necessary, by personal contact, letter, telephone or other means of communication. It is anticipated that brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of Company common stock where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of proxy solicitation for the Annual Meeting will be borne by the Company. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expenses.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Board of Directors

     The members of the Board of Directors of the Company are elected by the Company's shareholders. The directorships of the Company are divided into three classes, with the members of each class serving three year terms. The shareholders of the Company elect one class annually. The Company's Board of Directors presently consists of 13 members. Approval of directors requires the affirmative vote of a plurality of the votes cast by the holders of the shares of Company common stock voting in person or by proxy at the Annual Meeting.

     The Company's Board of Directors has nominated four persons for election as directors at the Company's Annual Meeting. The terms of the remaining directors of the Company will continue as indicated below. If for any reason any nominee should become unable or unwilling to accept nomination or election, the persons named on the enclosed proxy card will have discretionary authority to vote proxies for the election of another nominee designated by the Company's Board of Directors. Management of the Company has no reason to believe that any nominee will not serve if elected.

     Michael L. Aldredge, C. Dan Alford, William H. Groce, Jr., and W. Darrell Sumner have been nominated to stand for reelection to the Company's Board of Directors, as Class III directors, to hold office for a term of three years and until their successors are elected and qualified.

Recommendation of the Company's Board of Directors

     The Company's Board of Directors recommends a vote "For" Michael L. Aldredge, C. Dan Alford, William H. Groce, Jr. and W. Darrell Sumner.

                Nominees for Election to a Term Expiring in 2004

================================================================================

MICHAEL L. ALDREDGE
Director since 1997
Age 48

     Mr. Aldredge has served as Operations Manager and Secretary of Squire Inn, Inc., a hotel holding company, since 1990. Mr. Aldredge is also a partner in KAL Jax Hotel, LTD, where he serves as Managing Partner of the Days Inn Jacksonville Beach Resort. Mr. Aldredge is a member of the Loan Committee of the Bank.

================================================================================

================================================================================

C. DAN ALFORD
Director since 1997
Age 40

     Mr. Alford has served as the Chief Financial Officer of Allied Utility Network LLC, a consultant to the utility industry, since February 1998. From 1989 to 1998, Mr. Alford served as the Executive Vice President and Chief Operating Officer of A&C Enercom, Inc., a subsidiary of Virginia Electric Power Company, from 1996 to 1997, where he also served as General Manager of National Operations for the Commercial & Industrial Division. Mr. Alford is the Chairman of the Audit Committee and a member of the Compensation Committee of the Company. Mr. Alford is also a member of the Audit and Compensation Committees of the Company and the Audit, Compliance and Community Reinvestment Act Committee of the Bank.

================================================================================

WILLIAM H. GROCE, JR.
Director since 1997
Age 65

     Mr. Groce is a retired executive from BellSouth Telecommunications. Mr. Groce held various positions at BellSouth Telecommunications throughout his career which began in 1958, including Executive Assistant to the President of BellSouth Telecommunications and Secretary to its Board of Directors from 1988 until his retirement in 1994. Mr. Groce is the Secretary of the Company and Chairman of the Asset/Liability Management Committee of the Bank.

================================================================================

W. DARRELL SUMNER
Director since 1997
Age 52

     Mr. Sumner is the President and co-founder of Bank Assets, Inc., a firm that specializes in marketing, designing and implementing compensation and benefit programs for financial institutions since 1992. Mr. Sumner is a member of the Compensation Committee of the Company and the Loan Committee and Asset/Liability Management Committee of the Bank.

================================================================================

                   Incumbent Directors - To Serve Until 2002

================================================================================

PATRICIA RHODES GRIMES
Director since 1997
Age 52

     Ms. Grimes has been retired from SunTrust Service Corporation since 1992. She has extensive banking experience and held various management level positions with SunTrust Service Corporation and Trusco Data Systems, a division of Trust Company of Georgia. Most recently, Ms. Grimes served as Senior Vice President and Manager of the Application Systems Division with SunTrust Service Corporation, a subsidiary of SunTrust Banks, Inc. Ms. Grimes also held positions with Trusco Data Systems, including Group Vice President and Assistant Manager of Systems and Programming, Vice President and Section Manager of Deposits, Financial and Human Resources Systems, Systems Officer and Project Leader of the Demand Deposit System, and programmer/analyst for Deposit Applications. Further, Ms. Grimes has served on the MIS Advisory Board for the University of Georgia. Ms. Grimes is a member of the Audit, Compensation and Executive Committees of the Company. She is also the Chairman of the Marketing and Technology Committee as well as a member of the Audit, Compliance and Community Reinvestment Act Committee of the Bank.

================================================================================

HEBER N. PADGET, SR.
Director since 1997
Age 69

     Mr. Padget has been retired since 1991 from the farming business he started in 1962. He owns the Padget Cattle Company and Wauka Chick Company, both farming-related businesses located in Gainesville, Georgia. Mr. Padget is a member of the Asset/Liability Management Committee of the Bank. Mr. Padget is the father of H.N. Padget, Jr., the Company's and the Bank's President and Chief Executive Officer.

================================================================================

JOHN A. POND
Director since 1997
Age 53

     Mr. Pond has been the President of Pond & Company, an engineering and architectural services company, since 1987. Mr. Pond holds a professional engineer license as well as a professional land surveyor license. Mr. Pond is the Chairman of the Real Estate Committee of the Bank and is a member of the Marketing Committee of the Bank.

================================================================================

================================================================================

REID W. SIMMONS
Director since 1997
Age 53

     Mr. Simmons has been the President of the Orthodontic Division of InfoCure Corporation, a national provider of healthcare practice management software products and services. From 1981 until its purchase by InfoCure Corporation in 1999, Mr. Simmons was the President, founder and co-owner of OMSystems, Inc. (Orthotrac), a leading provider of computer hardware and software for orthodontists. From 1970 until 1981, he held various sales and management positions with NCR Corporation, including Regional Director and National Director of Large Computer Systems. Mr. Simmons is a member of the Audit Committee of the Company and the Marketing and Technology and Audit, Compliance and Community Reinvestment Act Committees of the Bank.

================================================================================

W. DAVID SWEATT
Director since 1997
Age 53

     Mr. Sweatt is the Chairman of the Company and the Bank. From 1996 through 1998, Mr. Sweatt managed personal investments. From 1993 until it was sold in 1996, Mr. Sweatt was a director and the President and Chief Executive Officer of Royal Bankshares of Acadiana, Inc., Lafayette, Louisiana, a registered bank holding company which owned the Bank of Lafayette and Trust Bank of the U.S., a non-depository trust company. Mr. Sweatt simultaneously served as President and Chief Executive Officer of both subsidiaries of the holding company. He is the Chairman of the Loan Committee of the Bank and the Chairman of the Executive Committee of the Company.

================================================================================
                   Incumbent Directors - To Serve Until 2003
================================================================================

DAVID R. HINK
Director since 1997
Age 52

     Mr. Hink has been the Managing Principal of Strategic Solutions Resources, LLC, a strategy development and merger and acquisition consulting firm, since December 1996. In addition, Mr. Hink is Vice Chairman of ENERCOM, Inc., an Internet software company in which he also serves as a director. From 1995 to 1996, Mr. Hink served as President of the MarKit Division of Severn Trent Systems, a software company. From 1993 to 1995, Mr. Hink was employed with A&C Enercom, Inc., where he served as Senior Vice President and was responsible for its corporate development activities and information technology group of companies. Mr. Hink is the Chairman of the Compensation Committee of the Company and a member of the Executive Committee of the Company. He is also a member of the Loan Committee of the Bank.

================================================================================

================================================================================

MARY E. JOHNSON
Director since 1997
Age 48

     Ms. Johnson has served as the Chief Operating Officer of T. Stephen Johnson & Associates, Inc. ("TSJ&A"), a financial services consulting firm, and its related entities since January 2000. From 1987 until January 2000, Ms. Johnson served as the Controller of TSJ&A. She also serves as a Director and Corporate Secretary and Treasurer of Brightlane.com, Inc., an Internet "super-site" offering products and services to small business owners. Further, Ms. Johnson serves as the Corporate Secretary of Directo, Inc., a direct deposit payroll services company that acts as an intermediary between employers and non-banked employees. Ms. Johnson also serves as the Corporate Secretary of TSJ Advisory Group, Inc., a sub-advisor of the Morgan Keegan Select Financial Fund, a banking and financial services fund, since 2000. In addition, Ms. Johnson serves as a Director and the Corporate Secretary of Bank Assets, Inc., a firm that specializes in marketing, designing and implementing compensation and benefit programs for financial institutions since 1992. Ms. Johnson is a member of the Marketing and Technology Committee of the Bank.

================================================================================

ROBERT W. JOHNSTON
Director since 1997
Age 49

     Mr. Johnston is a Vice President of TRC Staffing Services, Inc., in Atlanta, Georgia, a position he has held since January 2000. Prior to that time, Mr. Johnston was a consultant to the staffing services industry through his investment in Koala Enterprises, Inc. since 1978. Mr. Johnston is a member of the Marketing and Technology Committee of the Bank.

================================================================================

H.N. PADGET, JR.
Director since 1997
Age 45

     Mr. Padget is the President and Chief Executive Officer of the Company and the Bank. He has been a banker in metropolitan Atlanta for over 20 years and has served in various management positions throughout his career. Mr. Padget most recently served as Executive Vice President of Milton National Bank, Alpharetta, Georgia from 1993 through October of 1997. Mr. Padget is the son of Heber N. Padget, Sr., a director of the Company and the Bank.

================================================================================

     There are no family relationships between any of the directors or executive officers of the Company or the Bank, except that H.N. Padget, Jr., is the son of Heber N. Padget, Sr.

Other Executive Officers

     Steven G. Deaton, age 38, was named Senior Lending Officer and Executive Vice President of the Bank in August 2000. From June 1991 through July 2000, Mr. Deaton held numerous management positions with SouthTrust Bank of Georgia, most recently serving as Senior Vice President and Credit Administrator.

     Danny F. Dukes, age 40, was named Chief Financial Officer of the Company and Senior Vice President of the Bank and Controller of the Bank in January, 2000. Mr. Dukes is also Assistant Secretary of the Company and the Bank. From March 1997 until December 1998, Mr. Dukes served as Vice President and Chief Financial Officer of First Community Bancorp and First Community Bank & Trust in Cartersville, Georgia. From March 1994 until March 1997, Mr. Dukes served as Chief Financial Officer of Georgia Federal Credit Union, Atlanta, Georgia.

Meetings of the Board of Directors and Committees

     The Board of Directors of the Company held eight meetings during 2000.

     The Company's Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Audit Committee consists of three members and held five meetings during 2000. The Audit Committee recommends to the Company's Board of Directors the independent public auditors to be selected to audit the Company's annual financial statements and approves any special assignments of such auditors. The Audit Committee also reviews the scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of the Company's internal accounting staff. The members of the Audit Committee are C. Dan Alford, Patricia Rhodes Grimes and Reid W. Simmons.

     The Company's Compensation Committee, which also functions as the Compensation Committee for the Bank, consists of five members and held six meetings during 2000. The Compensation Committee establishes remuneration levels for officers of the Company and the Bank, reviews management organization and development, reviews significant employee benefit programs, and establishes and administers executive compensation programs. The members of the Compensation Committee are C. Dan Alford, Patricia Rhodes Grimes, William H. Groce, Jr., David R. Hink, and W. Darrell Sumner.

     The Company's Executive Committee, which also functions as the Executive Committee for the Bank, consists of four members and held 12 meetings during 2000. The Company's Executive Committee is authorized between meetings of the Company's or the Bank's Board of Directors, as the case may be, to perform all duties and exercise all authority of the respective Board of Directors, except for those duties and authorities specifically granted to other committees or which are exclusively reserved to the respective full Board of Directors. The members of the Executive Committee are C. Dan Alford, Patricia Rhodes Grimes, William H. Groce, Jr., David R. Hink and W. David Sweatt.

     All directors have served on the Company's Board of Directors continuously since their first election. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of which he or she was a member in 2000.

     In addition to the committees of the Company's Board of Directors, the Board of Directors of the Bank also has established a number of standing committees.

     The Bank's Loan Committee consists of four members and held 34 meetings during 2000. The Loan Committee reviews any loan request made by a potential borrower over a certain credit threshold for compliance with the Bank's lending policies and federal and state rules and regulations governing extensions of credit to such parties and, based on such compliance, makes a decision whether to extend credit to the potential borrower. The members of the Loan Committee are Michael L. Aldredge, David R. Hink, W. Darrell Sumner and W. David Sweatt.

     The Bank's Audit, Compliance and Community Reinvestment Act Committee consists of three members and held five meetings during 2000. The Audit, Compliance and Community Reinvestment Act Committee provides oversight to the Bank's internal audit function and compliance with regulatory rules and regulations. The members of the Audit, Compliance and Community Reinvestment Act Committee are C. Dan Alford, Patricia Rhodes Grimes and Reid W. Simmons.

     The Bank's Asset/Liability Management Committee consists of three members and held 10 meetings during 2000. The Asset/Liability Management Committee provides guidance to the Bank in balancing the yields and maturities in its loans and investments to its deposits. The members of the Asset/Liability Management Committee are William H. Groce, Jr., Heber N. Padget, Sr. and W. Darrell Sumner.

     The Bank's Marketing and Technology Committee consists of four members and held four meetings during 2000. The Marketing and Technology Committee provides ideas and assistance to the Bank in marketing its services within the Bank's primary service area as well as oversight of the Bank's information and operating systems. The members of the Marketing and Technology Committee are Patricia Rhodes Grimes, Mary E. Johnson, Robert W. Johnston, John A. Pond and Reid W. Simmons.

     The Board of Directors of the Company and the Bank may from time to time establish other committees to facilitate the management of the Company and the Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and related regulations of the Securities and Exchange Commission (the "SEC"), require the Company's executive officers and directors, and certain persons who own 10% or more of Company common stock, to file with the SEC reports of their ownership of Company common stock. The regulations also require these persons to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 2000 all filing requirements applicable to such persons have been met except that directors Michael L. Aldredge, C. Dan Alford and Heber N. Padget, Sr. as well as Chief Financial Officer Danny F. Dukes each inadvertently failed to timely file a Form 4, Statement of Changes in Beneficial Ownership of Securities. Additionally, Steven G. Deaton, Senior Lending Officer and Executive Vice President of the Bank, inadvertently failed to timely file a form 3, Initial Statement of Beneficial Ownership of Securities. Moreover, due to a record keeping error, Mr. Deaton's Form 3 failed to indicate that he received 4,000 options subject to various vesting schedules. A Form 4 has been filed to reflect such options.

Certain Transactions

     The Bank extends loans from time to time to certain of the Company's and the Bank's directors, their associates and members of the immediate families of the directors and executive officers of the Company. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards, has furnished the following report:

     Management is responsible for the Company's internal controls, financial reporting process and compliance with the laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accounts matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the SEC.

     The Company's Board of Directors has not adopted a written charter for the Audit Committee.

     The foregoing report has been furnished by the Audit Committee of the Board of Directors.

                                                C. Dan Alford
                                                Patricia Rhodes Grimes
                                                Reid W. Simmons

     The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any such document.

     Mauldin & Jenkins, LLC ("Mauldin & Jenkins") audited the financial statements of the Company for the fiscal year ended December 31, 2000. Representatives of Mauldin & Jenkins are expected to be present at the Annual Meeting to respond to shareholders' questions and will have an opportunity to make any statements they consider to be appropriate. Although the Board of Directors of the Company has not yet selected an independent accounting firm for the 2001 fiscal year, it is expected that Mauldin & Jenkins will be chosen.

Audit Fees

     The aggregate fees billed by Mauldin & Jenkins for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Forms 10-QSB for such fiscal year were $28,350.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by Mauldin & Jenkins for professional services rendered for financial information systems design and implementation for fiscal year 2000.

All Other Fees

     The aggregate fees billed by Mauldin & Jenkins for professional services rendered other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above were $17,600. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Mauldin & Jenkins.

Change in Auditors

     On May 19, 1999, the Company dismissed its independent auditors, BDO Seidman, LLP ("BDO"), and on the same date engaged the firm of Mauldin & Jenkins as its independent auditors for the fiscal year ending December 31, 1999. Each of these actions was approved by the Board of Directors of the Company.

     The report of BDO on the financial statements of the Company for the fiscal year ended December 31, 1998 and the period from inception (November 5, 1997) ("Inception") through December 31, 1997 did not contain any adverse opinion or a disclaimer of opinion nor was it qualified or modified as to audit scope or accounting principles. In connection with the audit of the fiscal year ended December 31, 1998 and the period from Inception through December 31, 1997, and for the unaudited interim period through May 19, 1999, there were no disagreements with BDO on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement in its report. Further, during the fiscal years ended December 31, 1998 and the period from Inception through December 31, 1997, and for the unaudited interim period through May 19, 1999, neither the Company nor any of its representatives sought the advice of Mauldin & Jenkins regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, which advice was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

  In connection with the audit of the fiscal years ended December 31, 1998 and the period from Inception through December 31, 1997, and for the unaudited interim period through May 19, 1999, BDO did not advise the Company that (i) the internal controls necessary for the Company to develop reliable financial statements did not exist; (ii) that information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management; (iii) that there existed a need to expand significantly the scope of its audit, or that information had come to BDO's attention during the fiscal periods, that if further investigated may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or
(b) cause BDO to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to BDO's dismissal BDO did not so expand the scope of its audit or conduct such further investigation; or (iv) that information had come to BDO's attention that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), and due to BDO's dismissal, the issue has not been resolved to BDO's satisfaction prior to its dismissal.

                             EXECUTIVE COMPENSATION

  The following table sets forth a summary of the compensation paid to or accrued on behalf of the Company's Chief Executive Officer and the Bank's Executive Vice President during the last three fiscal years. No other executive officer of the Company or the Bank received annual salary and bonus in excess of $100,000 during the last fiscal year.

                                                                                                     Long Term
                                                                                                   Compensation
                                                                                                       Awards
                                                                                                   ------------
                                                                            Annual                  Securities
                                                                        Compensation(1)             Underlying
                                                    Fiscal         --------------------------         Options
  Name and Principal Position                        Year          Salary ($)       Bonus ($)           (#)
  ----------------------------------------         --------        ----------       ---------      -------------

  H.N. Padget, Jr.                                   2000           129,469             --                --
  President and Chief Executive Officer              1999           126,302             --                --
                                                     1998           125,000             --             6,000(2)

  Steven G. Deaton                                   2000            43,996(3)        5,000            4,000(4)
  Senior Lending Officer and
     Executive Vice President

  __________________________________
  (1) All cash compensation was paid by the Bank.
  (2) Consists of grant of a non-qualified stock option for 6,000 shares of Company common stock.
  (3) First day of employment was August 14, 2000. Annualized salary is $115,000.
  (4) Consists of grant of a performance-based incentive stock option for 3,000 shares of Company common stock and a non-qualified stock option for 1,000 shares of Company common stock.

Employment Agreement

     In November 1997, the Company and the Bank entered into an employment agreement with H.N. Padget, Jr. regarding Mr. Padget's employment as President and Chief Executive Officer of the Company and the Bank (the "Employment Agreement"). Under the terms of the Employment Agreement, Mr. Padget will receive a salary of $125,000 per year with a 2 1/2% increase per year on the anniversary date of the opening of the Bank. The Employment Agreement provides that at the end of each year of operation, Mr. Padget will be entitled to receive a cash bonus based on a performance matrix established against certain budgets set by the Company. Additionally, the Employment Agreement provides that the Company will grant Mr. Padget incentive stock options to purchase shares of Company common stock, subject to achieving certain performance targets. On August 19, 1998, Mr. Padget received grants of 30,000 performance-based incentive stock options and 5,000 incentive stock options. Pursuant to the Employment Agreement, the Company has also provided an automobile to be used by Mr. Padget. The period of employment commenced on July 27, 1998 and continues for a period of 36 months thereafter except in the event of Mr. Padget's death. The employment may be terminated (i) at the election of the Company and the Bank for cause; (ii) at Mr. Padget's election, upon the Bank and the Company's breach of any material provision of the Employment Agreement; or
(iii) upon Mr. Padget's death or disability. In the event that Mr. Padget's employment is terminated by the Company without cause, (a) the Company will be required to meet its obligations under the Employment Agreement for a period of 12 months after the date of termination with respect to Mr. Padget's compensation and health and dental insurance coverages, and (b) Mr. Padget will be prohibited from competing with the Bank or soliciting its customers or employees within the geographic area set forth in the Employment Agreement for a period of 12 months after the date of termination.

Stock Option Plans

1998 Incentive Stock Option Plan

     On May 20, 1998, the Company's Board of Directors and initial shareholders adopted an Incentive Stock Option Plan (the "Incentive Plan") to promote equity ownership of the Company by key senior officers, key officers and other key employees of the Company and the Bank. The Incentive Plan was amended by the shareholders of the Company at a Special Meeting held on November 25, 1998 to increase the number of shares reserved thereunder from 60,000 to 115,000. The Incentive Plan provides for the grant of options at the discretion of the Company's Compensation Committee. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Company's common stock) of the fair market value of Company common stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Incentive Plan. Stock options granted pursuant to the Incentive Plan expire on or before the date which is the tenth anniversary of the date the option is granted, or until the expiration of 90 days (or such lesser period as the Compensation Committee may determine) from the date on which the person to whom they were granted ceases to be employed by the Company or the Bank. As of March 30, 2001, an aggregate of 88,000 shares of Company common stock had been granted under the Incentive Plan.

1998 Non Qualified Stock Option Plan

     On August 19, 1998, the Company's Board of Directors amended and restated the Company's 1998 Non Qualified Stock Option Plan (the "Non Qualified Plan"). On November 25, 1998, the Company's shareholders approved the amended and restated Non Qualified Plan. The purpose of the Non Qualified Plan is to attract, retain and compensate key personnel and directors of the Company and the Bank. There are 185,000 shares of Company common stock reserved under the Non Qualified Plan.

The Non Qualified Plan is administered by the Company's Board of Directors. The option exercise price of options granted under the Non Qualified Plan is the fair market value of Company common stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Non Qualified Plan. Stock options granted pursuant to the Non Qualified Plan expire on or before the date which is the tenth anniversary of the date the option is granted, or such lesser period as the Company's Board of Directors may determine. As of March 30, 2001, an aggregate of 177,000 shares of Company common stock had been granted under the Non Qualified Plan.

     The following table sets forth certain information regarding the grant of stock options in 2000 to the officers named in the foregoing executive compensation table and the value of options held by each of them at the end of such fiscal year.

                       Option Grants in Last Fiscal Year

                               Individual Grants

                                                      % of Total
                          Number of Securities      Options Granted         Exercise or
                           Underlying Options       to Employees in          Base Price       Expiration
Name                           Granted (#)            Fiscal Year              ($/Sh)             Date
-----------------        ---------------------      ----------------        -----------       -----------
H.N. Padget, Jr.                    0                     00.00                  --               --

Steven G. Deaton                3,000                     18.75                 7.13            12/2010
                                1,000                      7.25                 7.12            12/2010

     The following table sets forth certain information regarding the exercise of stock options in the 2000 by the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

              Aggregated Option Exercises in Last Fiscal Year
                     and Fiscal Year-end Option Values

                       Number of Securities        Value of Unexercised
                      Underlying Unexercised       In-the-Money Options
                       Options at FY-End (#)           at FY-End ($)
       Name          Exercisable/Unexercisable   Exercisable/Unexercisable
-------------------  -------------------------  ---------------------------

H.N. Padget, Jr.           20,334/20,666                   0/0

Steven G. Deaton              0/4,000                      0/0

Director Compensation

     The directors of the Company and the Bank do not intend to be separately compensated in cash for their services as directors until the Company's and the Bank's net profits exceed their net losses since inception on a cumulative basis. During the organization of the Company and the Bank, directors of the Company and the Bank were not compensated for their services. On August 19, 1998, the Company's Board of Directors amended and restated the Company's 1998 Non Qualified Stock Option Plan (the "Non Qualified Plan") to include non-employee directors and made individual grants to each such director. On November 25, 1998, the Company's shareholders approved the Non Qualified Plan. Accordingly, during 1998, each non-employee director received a non qualified option to purchase a number of shares of Company common stock (ranging in size from 10,000 shares to 22,500 shares and aggregating 145,000 shares) in consideration of his or her past service as a director and as a means of attracting and retaining qualified individuals to serve on the Company's Board of Directors.

     In addition to his services as a director, W. David Sweatt regularly assists the Company and the Bank on a weekly basis. Mr. Sweatt works closely with the executive management teams of the Company and the Bank to develop, among other things, performance initiatives and long range planning goals. In connection with these services rendered, during the 2000 fiscal year, Mr. Sweatt was paid an aggregate of $50,000 and was provided with normal employee benefits, including health insurance and office expense reimbursement.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership, as of March 15, 2001, of shares of Company common stock by
(i) each person known by the Company to be the beneficial owner of more than 5% of the Company's issued and outstanding common stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers, and (iv) all directors and executive officers of the Company as a group. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

                                                                              Amount and
                                                                               Nature of
                                                                               Beneficial          Percent of
Name of Beneficial Owner                                                     Ownership(1)(2)          Class
----------------------------------------------------------------------      -----------------     ------------
Michael L. Aldredge                                                             18,082(3)            1.66
C. Dan Alford                                                                   17,666(4)            1.66
Patricia R. Grimes                                                              20,833(5)            1.95
William H. Groce, Jr.                                                           38,000(6)            3.55
David R. Hink                                                                   25,000(7)            2.34
Mary E. Johnson                                                                 20,833(8)            1.95
Robert W. Johnston                                                              16,666(9)            1.56
Heber N. Padget, Sr.                                                            46,333(10)           4.31
H.N. Padget, Jr.                                                                67,400(11)           6.17
John A. Pond                                                                    25,000(12)           2.33
Reid W. Simmons                                                                 20,833(13)           1.95
W. Darrell Sumner                                                               20,141(14)           1.89
W. David Sweatt                                                                153,933(15)          13.90
Steven G. Deaton                                                                   500                  *
Danny F. Dukes                                                                   3,766(16)              *
All directors and executive officers as a group (15 persons)                   494,570              39.89

-----------------
*    Represents holdings of less than 1%.
(1) The information contained in this table with respect to Company common stock ownership reflects "beneficial ownership" as determined in accordance with Rule 13d-3 under the Exchange Act. Information with respect to beneficial ownership is based upon information furnished by each owner.
(2) With respect to certain of the individual executive officers listed in the table and the aggregate number of shares held by the directors and executive officers as a group, the number of shares indicated includes shares of Company common stock that the individual has the right to acquire on or before May 14, 2001 (60 days from March 15, 2001), through the exercise of options granted under the Company's 1998 Incentive Stock Option Plan. Under the SEC's rules, a person is also deemed to be the beneficial owner of any securities owned by such person's spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.
(3) Includes 1,416 shares held by Mr. Aldredge as custodian for his minor children. Also includes 6,666 shares issuable upon the exercise of a stock option that may be exercised within 60 days of March 15, 2001.
(4) Includes 6,666 shares issuable upon the exercise of a stock option that may be exercised within 60 days of March 15, 2001.
(5) Includes 8,333 shares issuable upon the exercise of a stock option that may be exercised within 60 days of March 15, 2001.
(6) Includes 10,000 shares issuable upon the exercise of a stock option that may be exercised within 60 days of March 15, 2001.
(7) Includes 10,000 shares issuable upon the exercise of a stock option that may be exercised within 60 days of March 15, 2001.
(8) Includes 8,333 shares issuable upon the exercise of a stock option that may be exercised within 60 days of March 15, 2001.
(9) Includes 6,666 shares issuable upon the exercise of a stock option that may be exercised within 60 days of March 15, 2001.
(10) Includes 900 shares held by Mr. Padget's spouse and an aggregate of 6,000 shares held by Mr. Padget and his spouse as custodians for their grandchildren. Mr. Padget shares investment and voting power over such shares with his spouse. Also includes 15,000 shares issuable upon the exercise of a stock option that may be exercised within 60 days of March 15, 2001.
(11) Includes an aggregate of 6,000 shares held by Mr. Padget's children, as to which Mr. Padget disclaims beneficial ownership and 33,333 shares issuable upon exercise of stock options that may be exercised within 60 days of March 15, 2001.
(12) Includes an aggregate of 3,000 shares held by Mr. Pond's children. Also includes 10,000 shares issuable upon the exercise of a stock option that may be exercised within 60 days of March 15, 2001.
(13) Includes 12,400 shares held by Simmons Investments, L.P., of which Mr. Simmons is a general partner. Includes 8,333 shares issuable upon the exercise of a stock option that may be exercised within 60 days of March 15, 2001.
(14) Includes 6,666 shares issuable upon the exercise of a stock option that may be exercised within 60 days of March 15, 2001.
(15) Includes 15,000 shares held by Mr. Sweatt's spouse and an aggregate of 10,000 shares held by Mr. Sweatt's spouse as custodian for their minor children, as to which Mr. Sweatt shares voting and investment power with his spouse. Also includes 48,333 shares issuable upon exercise of stock options that may be exercised within 60 days of March 15, 2001.
(16) Includes 2,166 shares issuable upon the exercise of a stock option that may be exercised within 60 days of March 15, 2001.

            ANNUAL REPORT TO SHAREHOLDERS AND REPORTS ON FORM 10-KSB

     Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 2000 Annual Report to Shareholders that accompanies this Proxy Statement. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the SEC, is available to shareholders who make a written request therefor to Danny F. Dukes, at the offices of the Company, 7855 North Point Parkway, Suite 200, Alpharetta, Georgia 30022. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses in furnishing such documents.

       SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

     Proposals of shareholders intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received at the Company's principal executive offices by January 29, 2002, in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                  OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
                         AT NEXT YEAR'S ANNUAL MEETING

     For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2002 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on April 14, 2002, and advises shareholders in the 2002 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on April 14, 2002. Notices of intention to present proposals at the 2002 Annual Meeting of Shareholders should be addressed to William H. Groce, Secretary, 7855 North Point Parkway, Suite 200, Alpharetta, Georgia 30022.

                                 OTHER MATTERS

     The Company's Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                          By Order of The Board of Directors

                                           /s/  H.N. Padget, Jr.
                                          -----------------------------
                                          H.N. Padget, Jr.
                                          President and Chief Executive Officer


Alpharetta, Georgia
May 29, 2001

                              CNB HOLDINGS, INC.
                      7855 North Point Parkway, Suite 200
                           Alpharetta, Georgia 30022

                              COMMON STOCK PROXY

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CNB HOLDINGS, INC.
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 20, 2001


          The undersigned shareholder of the Company hereby appoints H.N. Padget, Jr. and Danny F. Dukes, or either one of them, as proxies and attorneys-in-fact, with full power to each of substitution and with discretionary authority, to act for and in the name of the undersigned to vote, as designated below, all of the shares of the undersigned at the Annual Meeting of Shareholders of the Company to be held on June 20, 2001 and at any adjournment or postponement thereof.

1. Election of four directors to hold office until the Company's 2004 Annual Meeting of Shareholders.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES NAMED BELOW

     [ ] FOR all nominees listed below           [ ] WITHOLD AUTHORITY
         (except as otherwise indicated below)

                     Michael L. Aldredge, C. Dan Alford,
                 William H. Groce, Jr., and W. Darrell Sumner.

  If you wish to withhold authority to vote for any individual nominee(s), write the nominee's name(s) on the line below:

        ______________________________________________________________


2. In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the Annual Meeting and at any adjournment or postponement thereof.


  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.


  PLEASE MARK, DATE AND SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:________________________, 2001                PLEASE SIGN NAME EXACTLY AS LISTED ON
                                                    THE MAILING LABEL
                                                    __________________________________________
                                                                    Signature

                                                    __________________________________________
                                                    Print Name as listed on the mailing label

                                                    __________________________________________
                                                            Signature (if held jointly)

                                                    NOTE:  If stock is held in the name of two or more
                                                    persons, all must sign.  When signing as attorney,
                                                    trustee, administrator, executor or guardian, please
                                                    give your full title as such.  If a corporation, please
                                                    sign in full corporate name by President or other
                                                    authorized officer.